EXHIBIT 10.4

RESIGNATION

To the Board of Directors of
Accelerated Acquisitions V, Inc.,
a Delaware corporation

The undersigned, being an officer and director of the above-named corporation, does hereby resign from all positions as such officer and director of the corporation.

Said resignation is contingent and expressly conditioned upon (a) the sale of 28,126,045 shares of the Company’s common shares to Messrs. Richard K. Aland and Donald Kelly and (b) the appointment of successor directors and officers of the corporation.

Said resignation shall be effective on the date of the Closing of the transaction contemplated by the Subscription Agreements between the Company and Messrs. Aland and Kelly.

Dated as of March 25, 2010

/S/ Timothy Neher
Timothy Neher